Tidal ETF Trust N-14

Exhibit 99.17

LOGO HERE

PO Box 211230, Eagan, MN 55121-9984

VOTE ONLINE
1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

VOTE BY PHONE
1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

VOTE BY MAIL
1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided.

Please detach at perforation before mailing.

UNUSUAL WHALES SUBVERSIVE DEMOCRATIC TRADING ETF

UNUSUAL WHALES SUBVERSIVE REPUBLICANC TRADING ETF

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD _____________________, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF TIDAL INVESTMENTS LLC.

The undersigned revoking previous proxies, hereby appoint(s) _______________ and _________________, with full power of substitution in each, to vote all the shares of beneficial interest of Unusual Whales Subversive Democratic Trading ETF (the “Target Dem Fund”) and Unusual Whales Subversive Republican Trading ETF (the “Target Rep Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Funds (the “Meeting”) to be held at 615 East Michigan Street, Milwaukee, Wisconsin 53202, on December 4, 2024, at 10 a.m., Central Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated __________, 2024, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please date and sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on _______________________, 2024.

The Proxy Statement/Prospectus for this Meeting is available at:
https://proxyvotinginfo.com/p/unusualwhalesetfs2024

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE
REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL IF NO

SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

The Board of Trustees has voted in favor of the proposal and recommends that you vote “FOR” the proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN

1.	(Target Dem Fund Shareholders) To approve the Agreement and Plan of Reorganization approved by the Board of Trustees of SPT, which provides for the reorganization of the Target Dem Fund into the Unusual Whales Subversive Democratic Trading ETF (the “Acquiring Dem Fund”), a newly created series of Tidal ETF Trust (“Tidal Trust”) (the “Dem Reorganization”).	☐	☐	☐

2.	(Target Rep Fund Shareholders) To approve the Agreement and Plan of Reorganization approved by the Board of Trustees of SPT, which provides for the reorganization of the Target Rep Fund into the Unusual Whales Subversive Republican Trading ETF (the “Acquiring Rep Fund”), a newly created series of Tidal ETF Trust (“Tidal Trust”) (the “Rep Reorganization”).	☐	☐	☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY!